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                                                                EXHIBIT 10.5

                                   DYAX CORP.

                       RESTRICTED STOCK PURCHASE AGREEMENT


         This Restricted Stock Purchase Agreement (this "Agreement") is entered into as of November 30, 1999 (the "Effective Date"), by and between Dyax Corp., a Delaware corporation (the "Company"), and Stephen S. Galliker ("Purchaser").

                                    RECITALS

         A. In consideration for the reduction of the stock option award of 75,000 shares to which the Purchaser is entitled pursuant to a letter agreement between the Company and the Purchaser dated August 25, 1999 to 52,500 shares, the Company is granting this award of restricted stock.

         B. The Company desires to issue and sell, and Purchaser desires to purchase, shares of Common Stock of the Company, on the terms and conditions hereinafter set forth, as "Restricted Stock" issued pursuant to the Company's 1995 Equity Incentive Plan (as amended to date, the "Plan"). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

         Accordingly, it is agreed between the parties as follows:

         1. Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell to Purchaser, 22,500 shares (hereinafter sometimes collectively referred to as the "Stock") of the Company's Common Stock, par value $0.01 per share, for a purchase price of $2.00 per share, payable at the closing in cash. The closing hereunder shall be deemed to have occurred on the Effective Date or at such later date, not later than fifteen days thereafter, as the Company receives payment of the purchase price.

         2. For the purposes of this Section 2, the shares of Stock purchased pursuant to this Agreement shall vest in twenty-four (24) substantially equal monthly installments (any fractional shares to be cumulated and to become exercisable at the end of the earliest succeeding monthly period in which a whole share equivalent is accumulated) beginning on October 1, 1999, with all shares being fully vested on November 1, 2001. All of the shares of Stock being purchased by Purchaser pursuant to this Agreement that are not vested (the "Unvested Shares") shall be subject to the repurchase right ("Repurchase Right") set forth in this Section 2.

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                  (a) If Purchaser shall cease to employed by the Company, then the Company may exercise the Repurchase Right, as provided in Section 2(b) below, at the $2.00 purchase price per share set forth in Section 1 above (the "Repurchase Price") with respect to all the Unvested Shares as of the date of such termination. Notwithstanding the foregoing, all shares of Stock shall be subject to the First Refusal Right set forth in Section 3 hereof.

                  (b) In the event Purchaser shall cease to be employed by the Company (including a parent or subsidiary of the Company, if any), the Company shall have the right, at any time within sixty (60) days after the date Purchaser's employment ceases, to exercise the Repurchase Right, which consists of the right to purchase from Purchaser (or his personal representative, as the case may be) all Unvested Shares at the Repurchase Price.

                  (c) If Purchaser is required to transfer his shares of Stock by operation of law (other than death of Purchaser) or by order or decree of any court, then the Company shall have the option, exercisable at any time during the period of sixty (60) days after receiving notice thereof, to purchase all of the Unvested Shares for the Repurchase Price and upon the terms as set forth in
Section 4. Failure of the Company to elect to purchase Purchaser's Unvested Shares of Stock under this Section 2 shall not affect the right to purchase the same shares under Section 3(a) in the event of a proposed sale, assignment, transfer, exchange, pledge or other disposition by or to any receiver, petitioner, assignee, transferee or other person obtaining an interest in said shares.

                  (d) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's provision of services to the Company, for any reason, with or without cause.

         3. (a) So long as the First Refusal Right has not terminated as set forth in Section 3(f) below, Purchaser shall not sell or otherwise transfer any shares of Stock unless prior to any sale or other transfer thereof, Purchaser (or his personal representative, as the case may be) shall provide the Company with written notice, in the manner provided in Section 14 hereof, describing the number of shares of Stock intended to be sold or transferred, the price and the general terms of the proposed sale or transfer.

                  (b) The Company shall have the right (the "First Refusal Right") at any time within sixty (60) days after the notice required by Section 3(a) above to purchase from Purchaser (or his personal representative, as the case may be) up to but not exceeding the number of shares of the Stock specified in, and at the price (the "First Refusal Price") and upon the general terms specified in such notice.

                  (c) If the First Refusal Right is not exercised with respect to some or all the shares of the Stock specified in the notice required by
Section 3(a) hereof, then for a period of 120 days, Purchaser (or his personal representative, as the case may be) shall be free to sell, or otherwise transfer, up to but not exceeding the number of shares of the Stock specified in the notice required by Section 3(a) hereof, minus the number of shares of the Stock with respect to which the First Refusal Right was exercised, at a price and upon general terms no more favorable to purchasers or transferees thereof than specified in the notice required by Section 3(a) hereof.


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                  (d) In the event that any shares of the Stock which are free to be sold or otherwise transferred within said 120-day period are not so transferred, such shares of the Stock shall again be subject to the First Refusal Right and Purchaser (or his personal representative, as the case may be) shall comply with all the provisions of this Section 3 prior to selling or otherwise transferring any such shares of the Stock.

                  (e) Failure to exercise the First Refusal Right with respect to any shares of the Stock shall not constitute a waiver of the First Refusal Right with respect to any other shares of the Stock.

                  (f) The First Refusal Right shall continue after the Purchaser's death or the termination of the Purchaser's association with the Company for any reason, or no reason, and shall terminate only (1) upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended that (i) causes an "Automatic Conversion Event," as such term is defined in the Company's Restated Certificate of Incorporation in effect on the date hereof, or otherwise (ii) results in the conversion of all of the Company's outstanding Preferred Stock into Common Stock by agreement of the requisite number of holders thereof; or
(2) upon the consolidation, merger or sale of all, or substantially all of the assets of the Company in which securities of the acquiring company (or any affiliate of the acquiring company) are issued to the Purchaser in exchange for the Stock, provided that such securities are issued by a publicly held corporation.

         4. The Repurchase Right and the First Refusal Right shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 14 hereof. The Repurchase Price or the First Refusal Price, as the case may be, shall be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or in cash (by check) or both.

         5.     The Company may assign its rights under Sections 2 and 3 hereof.

         6. If, from time to time during the term of the Repurchase Right or the First Refusal Right:

                  (a) There is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

                  (b) There is any consolidation, merger or sale of all or substantially all, of the assets of the Company unless such consolidation, merger or sale is with a publicly-owned corporation and the aggregate market value of the securities or other property the stockholders of the Company receive is in excess of Twenty Million Dollars ($20,000,000), then, in such event, any and all new, substituted or additional securities or other property (other than cash) to which Purchaser is entitled by reason of his ownership of Stock shall be immediately subject to the Repurchase Right or the First Refusal Right, as the case may be, and be included in the word "Stock" for all purposes of the Repurchase Right and the First Refusal Right with the same force and effect as the shares of Stock subject to the Repurchase Right and the First Refusal Right under the terms of Section 2 and 3 hereof. While the total Repurchase Price shall remain the



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same after each such event, the Repurchase Price per share of Stock upon exercise of the Repurchase Right shall be appropriately adjusted. Stock acquired as provided in clauses (a) or (b) above shall be deemed to have been acquired at the time of acquisition of the Stock on which such Stock was distributed.

         7. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                  (a) "Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to a repurchase right and a first refusal right contained in a certain agreement between the record holder hereof and the corporation, a copy of which will be mailed to any holder of this certificate without charge after receipt by the corporation of a written request therefor."

                  (b) Any legend required to be placed thereon by federal or state securities laws.

         8. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Company pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended. Purchaser also warrants and represents to the Company as follows:

                  (a) Purchaser is purchasing the Stock solely for his own account for investment and not with a view to or for sale or distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof. Purchaser also represents that the entire legal and beneficial interest of the Stock which Purchaser is purchasing is being purchased for, and will be held for the account of, Purchaser only and neither in whole nor in part for any other person.

                  (b) Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and Purchaser has heretofore received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock of the Company and Purchaser further represents and warrants that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                  (c) Purchaser realizes that his purchase of the Stock will be a highly speculative investment and that Purchaser is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

                  (d) The Company has disclosed (or hereby does disclose) to Purchaser in writing:

                           (i) the sale of the Stock which he is purchasing has not been registered under the Securities Act of 1933, as amended (the "Act"), and the Stock must be held indefinitely unless a transfer is subsequently registered under the Act or an exemption from such registration is available;


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                           (ii)        the share certificate representing the
                                       Stock will be stamped with the legends
                                       restricting transfer specified in this
                                       Agreement between the Company and
                                       Purchaser; and

                           (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

                  (e) Purchaser understands that the shares of Stock are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Stock to him, and even then will not be available unless (i) a public trading market then exists for the Stock of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) he has been the beneficial owner and he has paid the full purchase price for the Stock at least one year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made by only in limited amounts in accordance with such terms and conditions, as amended from time to time.

                  (f) Without in any way limiting its representations set forth above, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Stock which he is purchasing unless and until:

                           (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement: or

                            (ii) (A) He shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of circumstances surrounding the proposed disposition,
                                       (B) he shall have furnished the Company
                                       with an opinion of his own counsel to
                                       the effect that such disposition will
                                       not require registration of such shares
                                       under the Act, and (C) such opinion of
                                       his counsel shall have been concurred in by counsel for the Company and the Company shall have advised him of such concurrence.

          9. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of a sale of Stock by Purchaser pursuant to Section 3(c) hereof, Purchaser shall furnish to the Company proof that such sale was made in compliance with the provisions of Section 3(c) hereof as to price and general terms of such sale.

          10. Subject to the provisions of this Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

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          11.      Nothing in this Agreement shall affect in any manner
whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Purchaser's provision of services to the Company, for any reason, with or without cause.

          12. If Purchaser makes an election under Section 83(b) of the Code, he will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service.

          13. Purchaser shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the Restricted Stock no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including the Restricted Stock, valued at Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to Purchaser.

          14. Any determination by the Committee under, or interpretation of the terms of, this Agreement or the Plan will be final and binding on Purchaser.

          15. Any notice required or permitted hereunder by any party hereto shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at such other party's address hereinafter shown below such other party's signature or at such other address as such other party may have designated by ten days' advance written notice to such party.

          16. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon Purchaser and his heirs, executors, administrators, successors and assigns.

          17. This Agreement shall be governed by and interpreted under the laws of the State of Delaware.

          18. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          19. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding relating to such subject matter, including without limitation a Restricted Stock Purchase Agreement dated as of November 1999 between the parties.

             [The remainder of this page left blank intentionally.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                   DYAX CORP.


                                   By: /s/ Henry E. Blair
                                       -----------------------------------
                                       Henry E. Blair
                                       President

                                       Address: One Kendall Square
                                                Building 600, 5th Floor
                                                Cambridge, MA  02139


                                   PURCHASER:


                                   /s/ Stephen S. Galliker
                                   ---------------------------------------
                                   Stephen S. Galliker, individually

                                          Address: 14 Sheep Pasture Way
                                                   East Sandwich, MA 02563